Exhibit 99.1


                    Worthington Reports First Quarter Results


    COLUMBUS, Ohio--(BUSINESS WIRE)--Sept. 21, 2005--Worthington Industries, Inc. (NYSE:WOR) today reported first quarter results for the three months ended August 31, 2005.
    Sales for the first quarter of fiscal 2006 were $694.1 million, a decrease of 10% from last year's record $769.3 million. First quarter net earnings were $28.4 million and earnings per diluted share were $0.32, compared to record first quarter net earnings of $57.9 million, or $0.66 per diluted share, for the same period last year. Earnings for the first quarter of fiscal 2006 were impacted by a $5.3 million tax reduction, or $0.06 per diluted share, related to the modification of corporate tax laws in the state of Ohio effective July 1, 2005.
    Earnings for the first quarter of the prior fiscal year were reduced by a $5.6 million pre-tax charge related to the sale of the Decatur, Alabama, cold mill and related assets. The after-tax impact of that charge was a reduction in net earnings of $3.5 million, or $0.04 per diluted share.

    CEO Comments

    "I am very pleased to report the second best first quarter results in our company's history," said John P. McConnell, Chairman and CEO. "Rapidly declining steel prices made our opening quarter a challenge. Solid management of our inventories, however, not only contributed to our success this quarter, by limiting the effects of falling prices, but leaves us in a stronger position going forward as steel pricing is rebounding."

    Segment Results

    In the Processed Steel Products segment, quarterly net sales fell 18%, or $80.4 million, to $373.4 million from $453.8 million in the comparable quarter of fiscal 2005. The decrease in net sales was due to lower volumes (down 13%) and pricing (down 6%). The sale of the Decatur, Alabama, assets contributed to a 6% decline in volume compared to the prior year period. Last year's first quarter of fiscal 2005 represented the most profitable quarter in history for this segment. By comparison, operating income for the first quarter of 2006 was lower due to reduced volumes and a narrower spread between selling prices and material costs. The narrower spread was a direct result of higher priced inventory in a falling price environment compared to the year ago quarter when the reverse was true.
    In the Metal Framing segment, volumes rose 3% from the comparable quarter of fiscal 2005 as customers looked to restock depleted inventories. The increase in volume was more than offset by lower selling prices which resulted in a sales decline of 12%, or $29.7 million, to $208.7 million from $238.4 million. The spread between selling prices and material costs contracted due to the impact of higher priced inventory in a falling price environment compared to the year ago quarter when the reverse was true. The narrower spread was responsible for the downturn in operating income compared to the prior year quarter when operating income exceeded that of most years.
    In the Pressure Cylinders segment, net sales increased 46%, or $33.9 million, to $107.1 million from $73.2 million in the comparable quarter of fiscal 2005. The propane and specialty gas cylinder assets of Western Industries, acquired on September 17, 2004, contributed $19.2 million to the sales increase. A 25% improvement in European revenues contributed an additional $5.7 million to the sales increase. Operating income rose significantly due to both the European results and the acquisition.
    Worthington's joint ventures continued to perform well. Equity in net income of the seven unconsolidated affiliates totaled $13.2 million for the quarter and was nearly equal to record first quarter equity income of $13.3 million in the year ago quarter.

    Other

    Dividends declared

    On August 18, 2005, the board of directors declared a quarterly cash dividend of $0.17 per share payable September 29, 2005, to shareholders of record September 15, 2005. This is the 151st consecutive quarter that Worthington has paid a dividend since it became a public company in 1968.

    Corporate Profile

    Worthington Industries is a leading diversified metal processing company with annual sales of approximately $3 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as metal framing, pressure cylinders, automotive past model service stampings, metal ceiling grid systems and laser welded blanks. Worthington employs more than 7,500 people and operates 65 facilities in 10 countries.
    Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company's foundation.

    Conference Call

    Worthington will review its first quarter results during its quarterly conference call today, September 21, 2005, at 1:30 p.m.
Eastern Daylight Time. Details on the conference call can be found on the company's web site at www.WorthingtonIndustries.com

    Safe Harbor Statement

    The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements by the company relating to future sales, operating results and earnings per share; projected capacity and working capital needs; pricing trends for raw materials and finished goods; anticipated capital expenditures and asset sales; projected timing, results, costs, charges and expenditures related to facility dispositions, shutdowns and consolidations; new products and markets; expectations for the economy and markets; and other non-historical matters constitute "forward looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, utilities and other items required by operations; effects of facility closures and the consolidation of operations; the ability to realize cost savings and operational efficiencies on a timely basis; the ability to integrate newly acquired businesses and achieve synergies therefrom; capacity levels and efficiencies within facilities and within the industry as a whole; financial difficulties of customers, suppliers, joint venture partners and others with whom the company does business; the effect of national, regional and worldwide economic conditions generally and within major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on customers, markets, facilities and shipping operations; changes in customer spending patterns and supplier choices and risks associated with doing business internationally, including economic, political and social instability and foreign currency exposure; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; level of imports and import prices in the company's markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the United States Securities and Exchange Commission.


                     WORTHINGTON INDUSTRIES, INC.
                         EARNINGS HIGHLIGHTS
                   (In Thousands, Except Per Share)

                                                  Three Months Ended
                                                       Aug. 31,
                                               -----------------------
                                                  2005        2004
                                               ----------- -----------
                                               (Unaudited) (Unaudited)

Net sales                                        $694,147    $769,340
Cost of goods sold                                618,795     609,696
                                               ----------- -----------
      Gross margin                                 75,352     159,644

Selling, general & administrative expense          47,807      64,831
Impairment charges and other                            -       5,608
                                               ----------- -----------

      Operating income                             27,545      89,205

Other income (expense):
   Miscellaneous income (expense)                     358      (3,459)
   Interest expense                                (6,727)     (5,722)
   Equity in net income of unconsolidated
    affiliates                                     13,212      13,296
                                               ----------- -----------
      Earnings before income taxes                 34,388      93,320
Income tax expense                                  5,981      35,461
                                               ----------- -----------

      Net earnings                                $28,407     $57,859
                                               =========== ===========

Average common shares outstanding - diluted        88,470      88,112
                                               ----------- -----------

      Earnings per share - diluted                  $0.32       $0.66
                                               =========== ===========

Common shares outstanding at end of period         88,045      87,325

Cash dividends declared per common share            $0.17       $0.16


                     WORTHINGTON INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In Thousands)

                                                Aug. 31,    May 31,
                                                 2005        2005
                                              ----------- -----------
                                              (Unaudited)  (Audited)
                            ASSETS

Current assets
  Cash and cash equivalents                     $112,748     $57,249
  Short-term investments                          37,999           -
  Receivables, net                               349,567     404,506
  Inventories                                    370,384     425,723
  Deferred income taxes                           19,386      19,490
  Other current assets                            32,392      31,365
                                              ----------- -----------

    Total current assets                         922,476     938,333

Investments in unconsolidated affiliates         137,430     136,856
Goodwill                                         168,619     168,267
Other assets                                      36,486      33,593
Property, plant and equipment, net               551,203     552,956
                                              ----------- -----------

    Total assets                              $1,816,214  $1,830,005
                                              =========== ===========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                              $258,833    $280,181
  Current maturities of long-term debt           142,922     143,432
  Other current liabilities                      111,832     121,830
                                              ----------- -----------

    Total current liabilities                    513,587     545,443

Other liabilities                                102,250      99,264
Long-term debt                                   245,000     245,000
Deferred income taxes                            116,702     119,462

Shareholders' equity                             838,675     820,836
                                              ----------- -----------

    Total liabilities and shareholders'
     equity                                   $1,816,214  $1,830,005
                                              =========== ===========


                     WORTHINGTON INDUSTRIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In Thousands)

                                                  Three Months Ended
                                                      August 31,
                                               -----------------------
                                                  2005        2004
                                               ----------- -----------
                                               (Unaudited) (Unaudited)
Operating activities
  Net earnings                                    $28,407     $57,859
  Adjustments to reconcile net earnings to net
   cash provided (used) by operating activities:
      Depreciation and amortization                14,360      14,059
      Impairment charges and other                      -       5,608
      Other adjustments                            (1,096)    (21,137)
      Changes in current assets and liabilities    79,857    (105,470)
                                               ----------- -----------
      Net cash provided (used) by operating
       activities                                 121,528     (49,081)

Investing activities
  Investment in property, plant and equipment,
   net                                            (12,876)    (11,484)
  Proceeds from sale of assets                        934      81,960
  Purchases of short-term investments             (67,999)          -
  Sales of short-term investments                  30,000           -
                                               ----------- -----------
      Net cash provided (used) by investing
       activities                                 (49,941)     70,476

Financing activities
  Principal payments on long-term debt               (513)     (1,851)
  Dividends paid                                  (14,950)    (13,915)
  Other                                              (625)      3,326
                                               ----------- -----------
      Net cash used by financing activities       (16,088)    (12,440)
                                               ----------- -----------

Increase in cash and cash equivalents              55,499       8,955
Cash and cash equivalents at beginning of
 period                                            57,249       1,977
                                               ----------- -----------

Cash and cash equivalents at end of period       $112,748     $10,932
                                               =========== ===========


                     WORTHINGTON INDUSTRIES, INC.
                           SUPPLEMENTAL DATA
                   (In Thousands, Except Per Share)

This supplemental information is provided to assist in the analysis of the results of operations.
                                                  Three Months Ended
                                                       August 31,
                                               -----------------------
                                                  2005        2004
                                               ----------- -----------
                                               (Unaudited) (Unaudited)
Processed Steel Products
   Volume (tons)                                      842         964
   Net sales                                     $373,437    $453,827
   Material cost                                 $286,493    $309,749
   Operating income                                $9,014     $35,795

Metal Framing
   Volume (tons)                                      184         178
   Net sales                                     $208,665    $238,391
   Material cost                                 $138,534    $118,104
   Operating income                               $10,243     $51,512

Pressure Cylinders
   Volume (units)
     Without acquisition                            3,494       3,191
     Acquisition (a)                               10,051           -
                                               ----------- -----------
                                                   13,545       3,191
   Net sales
     Without acquisition                          $87,810     $73,227
     Acquisition (a)                               19,243           -
                                               ----------- -----------
                                                 $107,053     $73,227

   Material cost                                  $55,049     $32,975
   Operating income                                $7,954      $3,189

     (a) Acquisition of propane and specialty cylinder assets from Western Industries effective September 17, 2004


The following provides detail of Impairment charges and other included in the operating income by segment presented above.

                                                  Three Months Ended
                                                      August 31,
                                               -----------------------
                                                  2005        2004
                                               ----------- -----------
                                               (Unaudited) (Unaudited)

Pre-tax impairment charges and other by
 segment
   Processed Steel Products                            $-      $5,608
   Metal Framing                                        -           -
   Pressure Cylinders                                   -           -
   Other                                                -           -
                                               ----------- -----------

     Total impairment charges and other                $-      $5,608
                                               =========== ===========


    CONTACT: Worthington Industries, Inc., Columbus
             Corporate Communications:
             Cathy Mayne Lyttle, 614-438-3077
             cmlyttle@WorthingtonIndustries.com
             or
             Investor Relations:
             Allison McFerren Sanders, 614-840-3133
             asanders@WorthingtonIndustries.com